SLM Student Loan Trust 2002-4 Quarterly Servicing Report

Collection Period 06/01/2005 - 08/31/2005 Distribution Date 09/15/2005

Indenture Trustee: Deutsche Bank

I. Deal Parameters

A	Student Loan Portfolio Characteristics		07/09/2002	05/31/2005	08/31/2005

	Principal Balance		$1,477,360,738.22	$620,916,010.99	$517,485,945.19
	Interest to be Capitalized Balance		25,781,401.79	8,217,997.72	6,558,448.63

	Pool Balance		$1,503,142,140.01	$629,134,008.71	$524,044,393.82
	Specified Reserve Account Balance		3,757,855.00	1,572,835.02	- N/A -

	Adjusted Pool (1)		$1,506,899,995.01	$630,706,843.73	$524,044,393.82

	Weighted Average Coupon (WAC)		5.76%	3.33%	5.26%
	Weighted Average Remaining Term		123.85	105.95	104.04
	Number of Loans		412,296	213,743	185,316
	Number of Borrowers		223,656	121,053	105,271

	Since Issued CPR			19.08%	22.65%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	06/15/2005		09/15/2005

	A1	78442GDU7	$—		$—
	A2	78442GDV5	$—		$—
	A3	78442GDW3	$112,253,843.73		$5,591,393.82
	A4	78442GDX1	$472,480,000.00		$472,480,000.00
	B	78442GDY9	$45,973,000.00		$45,973,000.00

C	Account Balances		06/15/2005		09/15/2005

	Reserve Account Balance		$1,572,835.02		$1,503,142.00

D	Asset/Liability		06/15/2005		09/15/2005

	Adjusted Pool Balance		$630,706,843.73		$524,044,393.82
	Total Notes		$630,706,843.73		$524,044,393.82
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 06/01/2005 through 08/31/2005

A	Student Loan Principal Receipts
	Borrower Principal	10,629,197.42
	Guarantor Principal	7,228,114.41
	Consolidation Activity Principal	88,735,053.21
	Seller Principal Reimbursement	—
	Servicer Principal Reimbursement	25.59
	Rejected Claim Repurchased Principal	16,153.80
	Other Principal Deposits	5,667.10

	Total Principal Receipts	$106,614,211.53

B	Student Loan Interest Receipts
	Borrower Interest	2,156,132.58
	Guarantor Interest	169,242.19
	Consolidation Activity Interest	1,169,641.74
	Special Allowance Payments	2,932,888.85
	Interest Subsidy Payments	736,834.52
	Seller Interest Reimbursement	0.00
	Servicer Interest Reimbursement	37,189.73
	Rejected Claim Repurchased Interest	854.73
	Other Interest Deposits	285,958.25

	Total Interest Receipts	$7,488,742.59

C	Investment Income	$575,352.11

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$25,426.88

I	Less: Funds Previously Remitted:
	Servicing Fees	$(907,256.15)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(907,256.15)

J	AVAILABLE FUNDS	$113,796,476.96

K	Non-Cash Principal Activity During Collection Period	$(3,184,145.73)

L	Non-Reimbursable Losses During Collection Period	$(2.99)

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$17,206.54

N	Aggregate Loan Substitutions	$—

Trust 2002-4 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

III.  2002-4 Portfolio Characteristics

		08/31/2005				05/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.71%	11,152	$35,812,689.35	6.921%	2.78%	17,615	$58,473,490.04	9.417%

	GRACE	4.70%	9,363	$29,718,863.77	5.743%	2.77%	11,893	$38,113,098.11	6.138%

	DEFERMENT	4.76%	27,379	$75,978,569.72	14.682%	2.84%	29,003	$82,883,807.93	13.349%

REPAYMENT:	CURRENT	5.51%	79,693	$204,702,182.69	39.557%	3.60%	91,621	$250,070,391.76	40.274%

	31-60 DAYS DELINQUENT	5.43%	8,636	$25,041,996.77	4.839%	3.52%	9,023	$25,631,804.27	4.128%

	61-90 DAYS DELINQUENT	5.42%	6,096	$17,202,038.06	3.324%	3.52%	6,123	$17,475,295.93	2.814%

	91-120 DAYS DELINQUENT	5.45%	4,522	$12,849,804.32	2.483%	3.51%	4,538	$12,612,315.87	2.031%

	> 120 DAYS DELINQUENT	5.41%	14,692	$40,409,989.51	7.809%	3.47%	13,408	$37,344,875.13	6.014%

	FORBEARANCE	5.42%	22,077	$71,366,973.58	13.791%	3.49%	28,621	$93,364,870.93	15.037%

	CLAIMS IN PROCESS	5.40%	1,692	$4,375,388.18	0.846%	3.48%	1,881	$4,910,369.88	0.791%

	AGED CLAIMS REJECTED	5.30%	14	$27,449.24	0.005%	3.37%	17	$35,691.14	0.006%

TOTAL			185,316	$517,485,945.19	100.00%		213,743	$620,916,010.99	100.00%

* Percentages may not total 100% due to rounding

Trust 2002-4 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

IV. 2002-4 Portfolio Characteristics (cont’d)

	08/31/2005	05/31/2005
Pool Balance	$524,044,393.82	$629,134,008.71
Total # Loans	185,316	213,743
Total # Borrowers	105,271	121,053
Weighted Average Coupon	5.26%	3.33%
Weighted Average Remaining Term	104.04	105.95
Non-Reimbursable Losses	$(2.99)	$1,230.02
Cumulative Non-Reimbursable Losses	$1,081,945.64	$1,081,948.63
Since Issued CPR	22.65%	19.08%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$17,008.53	$7,175.39
Cumulative Rejected Claim Repurchases	$124,907.57	$107,899.04
Cumulative Claims Filed	$100,571,772.80	$91,834,859.26
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$5,577,554.69	$4,653,538.80
Interest Subsidy Payments Accrued	$906,784.89	$765,464.61
Special Allowance Payments Accrued	$1,566,849.30	$2,890,208.31

Trust 2002-4 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

V. 2002-4 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	5.12%	103,925	$252,311,520.13	48.757%
	- GSL - Unsubsidized	5.11%	64,357	188,055,377.97	36.340%
	- PLUS Loans	6.11%	16,751	76,272,004.34	14.739%
	- SLS Loans	6.60%	283	847,042.75	0.164%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.26%	185,316	$517,485,945.19	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	5.24%	138,308	$415,180,898.67	80.230%
	- Two Year	5.34%	36,495	79,225,555.35	15.310%
	- Technical	5.36%	10,511	23,072,771.49	4.459%
	- Other	5.30%	2	6,719.68	0.001%

	Total	5.26%	185,316	$517,485,945.19	100.000%

*     Percentages may not total 100% due to rounding.

Trust 2002-4 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VI. 2002-4 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$113,796,476.96
A	Primary Servicing Fee	$403,441.53	$113,393,035.43
B	Administration Fee	$20,000.00	$113,373,035.43
C	Class A Noteholders’ Interest Distribution Amount	$5,287,623.12	$108,085,412.31
D	Class B Noteholders’ Interest Distribution Amount	$442,924.31	$107,642,488.00
E	Class A Noteholders’ Principal Distribution Amount	$106,662,449.91	$980,038.09
F	Class B Noteholders’ Principal Distribution Amount	$—	$980,038.09
G	Reserve Account Reinstatement	$—	$980,038.09
H	Carryover Servicing Fee	$—	$980,038.09
I	Excess Distribution	$980,038.09	$—

Trust 2002-4 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VII. 2002-4 Distributions

Distribution Amounts	A3	A4	B

Cusip/Isin	78442GDW3	78442GDX1	78442GDY9
Beginning Balance	$112,253,843.73	$472,480,000.00	$45,973,000.00
Index	LIBOR	LIBOR	LIBOR
Spread/Fixed Rate	0.08%	0.14%	0.36%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	06/15/2005	06/15/2005	06/15/2005
Accrual Period End	09/15/2005	09/15/2005	09/15/2005
Daycount Fraction	0.25555556	0.25555556	0.25555556
Interest Rate	3.49000%	3.55000%	3.77000%
Accrued Interest Factor	0.008918889	0.009072222	0.009634444
Current Interest Due	$1,001,179.56	$4,286,443.56	$442,924.31
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Total Interest Due	$1,001,179.56	$4,286,443.56	$442,924.31
Interest Paid	$1,001,179.56	$4,286,443.56	$442,924.31
Interest Shortfall	$—	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Current Interest Carryover Due	$—	$—	$—
Interest Carryover Paid	$—	$—	$—
Unpaid Interest Carryover	$—	$—	$—
Principal Paid	$106,662,449.91	$—	$—
Ending Principal Balance	$5,591,393.82	$472,480,000.00	$45,973,000.00
Paydown Factor	0.380937321	0.000000000	0.000000000
Ending Balance Factor	0.019969264	1.000000000	1.000000000

Trust 2002-4 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005. Distribution Date 09/15/2005

VIII. 2002-4 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$630,706,843.73
	Current Adjusted Pool Balance	$524,044,393.82
	Current Principal Due	$106,662,449.91
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$106,662,449.91

	Principal Paid	$106,662,449.91
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,572,835.02
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	980,038.09

	Balance Available	$2,552,873.11
	Required Reserve Acct Balance	$1,503,142.00
	Release to Excess Distribution Certificateholder	$1,049,731.11
	Ending Reserve Account Balance	$1,503,142.00

Page 8 of 8	Trust 2002-4 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005